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Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment")
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WHEREAS, THE TRANZONIC COMPANIES ("Borrower") and SOCIETY NATIONAL BANK and
NATIONAL CITY BANK (collectively, the "Banks"), and SOCIETY NATIONAL BANK, as agent for the Banks ("Agent") are parties to a certain Credit Agreement dated October 7, 1993, as amended by an amendment dated June 30, 1994 (the "Loan Agreement"); and

         WHEREAS, Borrower, Banks and Agent have agreed to amend the Loan Agreement.

         NOW, THEREFORE, for valuable consideration received to their satisfaction, Borrower, Banks and Agent mutually agree as follows:

         1. Article I of the Loan Agreement is hereby amended by adding the following definition:

                  " 'Adjusted Consolidated Net Income' shall mean Consolidated Net Income less the non-cash charge recorded in the fourth quarter of its fiscal year ending February 29, 1996 [not to exceed Eight Million Dollars ($8,000,000)] related to the sale of Design Trend, Inc. and Ever-Ready Appliance Mfg. Co. to Whitney Corr-Pak International, Inc."

         2. Article I of the Loan Agreement is hereby amended by deleting the definitions of "Level I Status", "Level II Status", "Level III Status" and "Level IV Status" in their entirety and substituting the following in place thereof:

         " 'Level I Status' exists as of the fifth business day following the Banks' receipt of the Consolidated financial statements and covenant compliance certificate from the Borrower for the preceding quarter, if as of the end of the immediately preceding Fiscal Quarter, the Applicable Leverage Ratio was equal to or less than .20 to 1.00.

         'Level II Status' exists as of the fifth business day following the Banks' receipt of the Consolidated financial statements and covenant compliance certificate from the Borrower for the preceding quarter, if as of the end of the immediately preceding Fiscal Quarter, the Applicable Leverage Ratio was .21 to 1.00 or greater but less than or equal to .50 to 1.00.

         'Level III Status' exists as of the fifth business day following the Banks' receipt of the Consolidated financial statements and covenant compliance certificate from the Borrower for the preceding quarter, if as of the end of the immediately preceding Fiscal Quarter, the Applicable Leverage Ratio was greater than .50 to 1.00 or greater but less than or equal to .74 to 1.00.


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         'Level IV Status' exists as of the fifth business day following the
         Banks' receipt of the Consolidated financial statements and covenant compliance certificate from the Borrower for the preceding quarter, if as of the end of the immediately preceding Fiscal Quarter, the Applicable Leverage Ratio exceeded .74 to 1.00, or exists on any other day in which Level I Status or Level II Status or Level III Status is not applicable."

         3. Section 6.11 of the Loan Agreement is hereby amended by deleting the period at the end of subpart (iii), inserting "; or" in place thereof, and inserting a new subpart (iv) reading as follows:

         "(iv) sell or otherwise transfer any asset(s) whose value is less than or equal to ten percent (10%) of the Borrower's Consolidated Net Worth."

         4. Section 6.14 of the Loan Agreement is hereby amended by deleting subpart (i) in its entirety and substituting the following in place thereof:

         "(i) It furnishes to each of the Banks the pro forma financial statements required by Section 6.3(c)."

         5. Section 6.18 of the Loan Agreement's hereby amended by deleting it in its entirety and substituting the following in place thereof:

                  "SECTION 6.18. INTEREST COVERAGE RATIO. Borrower shall maintain at all times a ratio of (a) (i) Adjusted Consolidated Net Income, plus (ii) its Consolidated taxes including, but not limited to, Consolidated taxes on Adjusted Consolidated Net Income or based on Adjusted Consolidated Net Income and the amount of any deferred Consolidated taxes, plus (iii) all interest on all Consolidated indebtedness of the Companies (including Subordinated indebtedness) accrued during the period in question to (b) all interest on all Consolidated indebtedness of the Companies (including Subordinated indebtedness) accrued during the period in question, of no less than
         3.00 to 1.00 until February 28, 1997 and 3.50 to 1.00 thereafter, based upon Borrower's Consolidated financial statements for the most recent calendar quarter and the previous three (3) calendar quarters."

         6. Except as otherwise specifically provided in this Amendment, the provisions of this Amendment shall be effective on June 7, 1996.

         7. Except as amended hereby, all provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect.

         8. Borrower hereby represents and warrants to Banks and Agent that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b)the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by


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Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; and (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect.

         9. In consideration of this Amendment, Borrower hereby releases and discharges the Banks and Agent and their shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability, and causes of action whatsoever, now known or unknown, arising out of or in any way related to the extension or administration of the Loan, the Loan Agreement or any mortgage or security interest related thereto.

         10. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, Borrower, Banks and Agent have caused this Amendment to be executed by their duly authorized officers on June 7, 1996.



Address:  30195 Chagrin Boulevard            THE TRANZONIC COMPANIES
          Pepper Pike, Ohio
                                             By: /s/ Alayne L. Reitman
                                                --------------------------
                                             Title: Vice President
                                                   -----------------------

Address:  127 Public Square                  SOCIETY NATIONAL BANK
          Cleveland, Ohio 44114              individually and as Agent
          Attn: Large Corporate Group
                                             By: /s/ William J. Kysela
                                                --------------------------
                                             Title: Vice President
                                                   -----------------------

Address:  1900 East Ninth Street             NATIONAL CITY BANK
          Cleveland, Ohio 44114
          Attn: Metro-Ohio East Division     By: /s/ Timothy G. Healy
                                                --------------------------
                                             Title: Vice President
                                                   -----------------------


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                             Consent of Guarantors
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         The undersigned, being guarantors of the indebtedness, obligations, and liabilities of The Tranzonic Companies pursuant to the provisions of a certain Guaranty of Payment of Debt dated October 7, 1993 ("Guaranty"), consent to the preceding Amendment to Loan Agreement and agree that the provisions of the Guaranty are ratified and confirmed and remain in full force and effect.


CCP INDUSTRIES, INC.                    BAXTER TUBE COMPANY


By: /s/ Alayne L. Reitman               By: /s/ Alayne L. Reitman
   ------------------------------          ------------------------------
Its: Vice President                     Its: Vice President
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And:                                    And:
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Its:                                    Its:
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